NEWS RELEASE
Lumen Technologies reports third quarter 2022 results

Third Quarter 2022 Highlights
•Completed the $2.7 billion divestiture of its Latin American business to Stonepeak on August 1
•Updated guidance for the full year 2022 for free cash flow and capital expenditures
•Reported Net Income of $578 million for the third quarter 2022, compared to reported Net Income of $544 million for the third quarter 2021
•Diluted EPS of $0.57 for the third quarter 2022, compared to $0.51 per share for the third quarter 2021. Excluding Special Items, Diluted EPS of $0.14 per share for the third quarter 2022, compared to $0.49 per share for the third quarter 2021
•Generated Adjusted EBITDA of $1.688 billion for the third quarter 2022, compared to $2.078 billion for the third quarter 2021, excluding the effects of Special Items of $(527) million and $(31) million, respectively
•Generated Pro Forma1 Adjusted EBITDA of $1.659 billion for the third quarter 2022, compared to $1.872 billion for the third quarter 2021, excluding the effects of Special Items of $(527) million and $(31) million, respectively
•Reported Net Cash Provided by Operating Activities of $1.123 billion for the third quarter 2022
•Generated Free Cash Flow of $620 million for the third quarter 2022, compared to $1.072 billion for the third quarter 2021, excluding cash paid for Special Items of $342 million and $32 million, respectively
Subsequent Events

•Capital Allocation Update
◦Eliminated stock dividend, there will be no dividend paid in the fourth quarter of 2022
◦Authorized an up to $1.5 billion, two-year share repurchase program
◦Investing in growth initiatives while remaining relatively net leverage neutral
•Announced today that it had entered into an exclusive arrangement for the proposed sale of its EMEA business to Colt Technology Services for $1.8 billion
•Completed the $7.5 billion divestiture of its 20-state ILEC business to Apollo on October 3
1 Pro Forma amounts include adjustments to remove the financial impacts related to (i) the Latin American business divestiture completed August 1, 2022, including revenue expected to be received under the post-closing agreements, and (ii) the Federal Communications Commission's Connect America Fund ("CAF") Phase II program, which lapsed on December 31, 2021, each excluding the effects of special items. Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures are provided in the Financial Trending Schedule available on Lumen's website at ir.lumen.com, along with additional Pro Forma information reported on this basis.

DENVER, November 2, 2022 — Lumen Technologies, Inc. (NYSE: LUMN) reported results for the third quarter ended September 30, 2022.
“As I look forward to my retirement next week, I reflect on the significant progress in transforming Lumen over the last five years and I am very proud of the Lumen team and all of their accomplishments.” said Jeff Storey, president and CEO of Lumen. “Today’s announced capital allocation change follows a very thoughtful process by our Board of Directors that we believe will provide a clear path to invest in growth, repurchase shares at attractive valuations, and maintain a strong balance sheet. It has been a privilege to serve as CEO to this very talented team, and I am confident that my successor, Kate Johnson, will continue building on our momentum to drive profitable growth at Lumen.”

“The opportunity for Lumen is significant, and I am eager to leverage today's announcements and the adjusted capital allocation priorities to drive profitable growth and shareholder value. Jeff, the Lumen Board, and I are fully aligned on these decisions. I look forward to hitting the ground running on November 7,” said Kate Johnson, incoming president and CEO of Lumen.

Total Revenue was $4.390 billion for the third quarter 2022, compared to $4.887 billion for the third quarter 2021.
Pro Forma1 Total Revenue was $4.328 billion for the third quarter 2022, compared to $4.582 billion for the third quarter 2021.

_________________________________
1 Pro Forma amounts include adjustments to remove the financial impacts related to (i) the Latin American business divestiture completed August 1, 2022, including revenue expected to be received under the post-closing agreements, and (ii) the Federal Communications Commission's Connect America Fund ("CAF") Phase II program, which lapsed on December 31, 2021, each excluding the effects of special items. Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures are provided in the Financial Trending Schedule available on Lumen's website at ir.lumen.com, along with additional Pro Forma information reported on this basis.

Financial Results

Metric, as reported	Third Quarter	Third Quarter
($ in millions, except per share data)	2022	2021
International and Global Accounts	$853	1,027
Large Enterprise	844	942
Mid-Market Enterprise	618	648
Enterprise Channels	2,315	2,617
Wholesale	902	891
Business Segment Revenue	3,217	3,508
Mass Markets Segment Revenue	1,173	1,379
Total Revenue	$4,390	4,887
Cost of Services and Products	1,999	2,151
Selling, General and Administrative Expenses(1)	199	654
Stock-based Compensation Expense	23	27
Adjusted EBITDA(2)	2,215	2,109
Adjusted EBITDA, Excluding Special Items(2)(3)	1,688	2,078
Adjusted EBITDA Margin(2)	50.5%	43.2%
Adjusted EBITDA Margin, Excluding Special Items(2)(3)	38.5%	42.5%
Net Cash Provided by Operating Activities	1,123	1,730
Capital Expenditures	845	690
Unlevered Cash Flow(2)	665	1,440
Unlevered Cash Flow, Excluding Cash Special Items(2)(4)	1,007	1,472
Free Cash Flow(2)	278	1,040
Free Cash Flow, Excluding Cash Special Items(2)(4)	620	1,072
Net Income	578	544
Net Income, Excluding Special Items(2)(5)	146	521
Net Income per Common Share - Diluted	0.57	0.51
Net Income per Common Share - Diluted, Excluding Special Items(2)(5)	0.14	0.49
Weighted Average Shares Outstanding (in millions) - Diluted	1,017.0	1,069.2

(1) Inclusive of $593 million gain on sale of Latin American business for the third quarter of 2022.
(2) See the attached schedules for definitions of non-GAAP metrics and reconciliations to GAAP figures.
(3) Excludes Special Items in the amounts of (i) $(527) million for the third quarter of 2022 and (ii) $(31) million for the third quarter of 2021.
(4) Excludes cash paid for Special Items of (i) $342 million for the third quarter of 2022 and (ii) $32 million for the third quarter of 2021.
(5) Excludes Special Items (net of the income tax effect thereof) in the amounts of (i) $(432) million for the third quarter of 2022 and (ii) $(23) million for the third quarter of 2021.

Pro Forma(1) Metrics	Third Quarter	Third Quarter	YoY Percent
($ in millions)	2022	2021	Change
Revenue By Sales Channel
International and Global Accounts	$789	841	(6)%
Large Enterprise	844	942	(10)%
Mid-Market Enterprise	618	648	(5)%
Enterprise Channels	2,251	2,431	(7)%
Wholesale	904	895	1%
Business Segment Revenue	3,155	3,326	(5)%
Mass Markets Segment Revenue	1,173	1,256	(7)%
Total Revenue	$4,328	4,582	(6)%
Adjusted EBITDA, Excluding Special Items	$1,659	1,872	(11)%
Adjusted EBITDA Margin, Excluding Special Items	38.3%	40.9%	(6)%
Capital Expenditures	$831	614	35%
(1) Pro Forma amounts include adjustments to remove the financial impacts related to (i) the Latin American business divestiture completed August 1, 2022, including revenue expected to be received under the post-closing agreements, and (ii) the Federal Communications Commission's Connect America Fund ("CAF") Phase II program, which lapsed on December 31, 2021, each excluding the effects of special items. Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures are provided in the Financial Trending Schedule available on Lumen's website at ir.lumen.com, along with additional Pro Forma information reported on this basis.

Cash Flow
Free Cash Flow, excluding Special Items, was $620 million in the third quarter 2022, compared to $1.072 billion in the third quarter 2021.
As of September 30, 2022, Lumen had cash and cash equivalents of $252 million. On October 3, 2022, we received approximately $5.6 billion of pre-tax cash proceeds upon selling our 20-state ILEC business. Additionally, since September 30, 2022, we repaid approximately $3.2 billion aggregate principal amount of our consolidated indebtedness and we will additionally redeem $112 million of senior notes on November 4, 2022, in accordance with our redemption notice dated September 26, 2022.
Divestiture Transactions
After the close of the third quarter 2022:
•On November 2, 2022, Lumen issued a separate press release announcing that it had entered into an exclusive arrangement for the proposed sale of its EMEA business to Colt Technology Services for $1.8 billion.
•On October 3, 2022, we completed the divestiture of a portion of our incumbent local exchange carrier ("ILEC") business.
Capital Allocation Update
After extensive review, the Board of Directors has eliminated the company’s annual dividend of $1.00 going forward and has authorized an up to $1.5 billion, two-year share repurchase program. Under this revised capital allocation policy, the company plans to continue to invest in growth initiatives while remaining relatively net leverage neutral.

2022 Financial Outlook
The company updated its full-year 2022 financial outlook which is detailed below:

Metric (1)(2)	Current Outlook	Previous Outlook(3)
Adjusted EBITDA	$6.9 to $7.1 billion	$6.9 to $7.1 billion
Free Cash Flow(4)	$2.2 to $2.4 billion	$2.0 to $2.2 billion
Net Cash Interest	$1.3 to $1.4 billion	$1.3 to $1.4 billion
GAAP Interest Expense	$1.350 billion	$1.350 billion
Dividends(5)	—	$1.00 per share
Capital Expenditures	$3.0 to $3.2 billion	$3.2 to $3.4 billion
Depreciation and Amortization	$3.2 to $3.4 billion	$3.2 to $3.4 billion
Stock-based Compensation Expense	~$100 million	~$150 million
Cash Income Taxes	~$100 million	~$100 million
Full Year Effective Income Tax Rate(6)	~26%	~26%

(1) For definitions of non-GAAP metrics and reconciliations to GAAP figures, see the attached schedules and our Investor Relations website.
(2) Outlook measures in this chart and the accompanying schedules (i) exclude the effects of Special Items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (ii) speak only as of November 2, 2022. See “Forward-Looking Statements.”

(3) Outlook measures include accounting impacts of the recently completed divestiture of the Latin American business on August 1, 2022, as well as the October 3, 2022 divestiture of Lumen's 20-state ILEC business, resulting in 2022 financial contributions of three quarters for that business.

(4) Assumes no discretionary pension plan contributions during 2022 and excludes $319 million of pension plan contributions made in September 2022 related to the 20-state ILEC business divestiture.
(5) Third quarter 2022 year-to-date dividends paid were $0.75 per share. Dividend guidance has been withdrawn as of November 2, 2022 related to our updated capital allocation policy, and there will not be a dividend payment in the fourth quarter 2022.

(6) Excludes the impact of taxes related to our divestitures completed on August 1, 2022 and October 3, 2022.

Investor Call
Lumen’s management team will host a conference call at 5:00 p.m. ET today, November 2, 2022. The conference call will be streamed live over the Lumen website at ir.lumen.com. Additional information regarding third quarter 2022 results, including the presentation materials management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1201 (International).

A telephone replay of the call will be available beginning at 8:00 p.m. ET on November 2, 2022, and ending January 31, 2023, at 8:00 p.m. ET. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 22020905. A webcast replay of the call will also be available on our website beginning at 7:00 p.m. ET on November 2, 2022, and ending February 1, 2023, at 6:00 p.m. ET.

Media Relations Contact:	Investor Relations Contact:
Tracey Conway	Mike McCormack, CFA
tracey.conway@lumen.com	mike.mccormack@lumen.com
+1 720-888-4443	+1 720-888-3514

About Lumen Technologies and the People of Lumen:
Lumen Technologies Inc. (NYSE: LUMN) is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 400,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Learn more about the Lumen network, edge cloud, security, communication and collaboration solutions and our purpose to further human progress through technology at news.lumen.com, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward-Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our more mature service offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; our ability to successfully and timely attain our key operating imperatives, including simplifying and consolidating our network, simplifying and automating our service support systems, attaining our Quantum Fiber buildout plans, strengthening our relationships with customers and attaining projected cost savings; our ability to safeguard our network, and to avoid the adverse impact of possible cyber-attacks, security breaches, service outages, system failures, or similar events impacting our network or the availability and quality of our services; the effects of ongoing changes in the regulation of the communications industry, including the outcome of legislative, regulatory or judicial proceedings relating to content liability standards, intercarrier compensation, universal service, service standards, broadband deployment, data protection, privacy and net neutrality; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; changes in customer demand for our products and services, including increased demand for high-speed data transmission services; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, pension contributions and other benefits payments; our ability to successfully and timely implement our corporate strategies, including our deleveraging strategy; our ability to successfully and timely consummate the pending divestiture of our European, Middle Eastern and African operations, to successfully and timely realize the anticipated benefits from that divestiture and our divestitures completed in 2022, and to successfully operate our retained business successfully after such divestitures; changes in our operating plans, corporate strategies, or capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market or regulatory conditions, or otherwise; the impact of any future material acquisitions or divestitures that we may transact; the negative impact of increases in the costs of our pension, healthcare, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; the potential negative impact of customer complaints, government investigations, security breaches or service outages impacting us or our industry; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations and covenants, including our ability to make transfers of cash in compliance therewith; our ability to maintain favorable relations with our securityholders, key business partners, suppliers, vendors, landlords and financial institutions; our ability to meet evolving environmental, social and governance ("ESG") expectations and benchmarks, and effectively communicate and implement our ESG strategies; our ability to collect our receivables from, or continue to do business with, financially-troubled customers; our ability to use our net operating loss carryforwards in the amounts projected; our ability to continue to use or renew intellectual property used to conduct our operations; any adverse developments in legal or regulatory proceedings involving us; changes in tax, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels, including those arising from recently-enacted legislation promoting broadband development; the effects of changes in accounting policies, practices or assumptions, including changes that could potentially require additional future impairment charges; continuing uncertainties regarding the impact that COVID-19 disruptions could have on our business, operations, cash flows and corporate initiatives; the effects of adverse weather, terrorism, epidemics, pandemics, rioting, vandalism, societal unrest, or other natural or man-made disasters or disturbances; the potential adverse effects if our internal controls over financial reporting have weaknesses or deficiencies, or otherwise fail to operate as intended; the effects of changes in interest rates and inflation; the effects of more general factors such as changes in exchange rates, in operating costs, in public policy, in the views of financial analysts, or in general market, labor, economic or geo-political conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, regulatory, technological, industry, competitive, economic and market conditions, and our related assumptions, as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

Reconciliation to GAAP
This release includes certain historical and forward-looking non-GAAP financial measures, including but not limited to Adjusted EBITDA, Free Cash Flow, Unlevered Cash Flow, and adjustments to GAAP and non-GAAP measures to exclude the effect of Special Items. This release also includes certain pro forma information, none of which has been prepared in accordance with Regulation S-X promulgated by the U.S. Securities and Exchange Commission.
In addition to providing key metrics for management to evaluate the company’s performance, we believe these above-described measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of pro forma information appearing herein and additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at http://ir.lumen.com. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. Lumen may present or calculate its non-GAAP measures differently from other companies.

Lumen Technologies, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)
	Three months ended September 30,		(Decrease) / Increase	Nine months ended September 30,		(Decrease) / Increase
	2022	2021		2022	2021
OPERATING REVENUE	$4,390	4,887	(10)%	13,678	14,840	(8)%
OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	1,999	2,151	(7)%	6,042	6,402	(6)%
Selling, general and administrative	792	654	21%	2,407	2,172	11%
Gain on sale of business	(593)	—	nm	(593)	—	nm
Depreciation and amortization	808	951	(15)%	2,443	3,142	(22)%
Total operating expenses	3,006	3,756	(20)%	10,299	11,716	(12)%
OPERATING INCOME	1,384	1,131	22%	3,379	3,124	8%
OTHER (EXPENSE) INCOME
Interest expense	(363)	(377)	(4)%	(1,052)	(1,150)	(9)%
Other (expense) income, net	(84)	(38)	121%	(136)	48	nm
Income tax expense	(359)	(172)	109%	(670)	(497)	35%
NET INCOME	$578	544	6%	$1,521	1,525	—%

BASIC EARNINGS PER SHARE	$0.57	0.51	12%	1.50	1.42	6%
DILUTED EARNINGS PER SHARE	$0.57	0.51	12%	1.50	1.41	6%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,013,124	1,062,084	(5)%	1,011,498	1,077,106	(6)%
Diluted	1,017,013	1,069,157	(5)%	1,016,281	1,083,879	(6)%
DIVIDENDS PER COMMON SHARE	$0.25	0.25	—%	0.75	0.75	—%

Exclude: Special Items(1)	$(432)	(23)	nm	(382)	(8)	nm
NET INCOME EXCLUDING SPECIAL ITEMS	$146	521	(72)%	1,139	1,517	(25)%
DILUTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	$0.14	0.49	(71)%	1.12	1.40	(20)%

(1) Excludes the Special Items described in the accompanying Non-GAAP Special Items table, net of the income tax effect thereof.
nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

Lumen Technologies, Inc.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2022 AND DECEMBER 31, 2021
(UNAUDITED)
($ in millions)
	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$252	354
Accounts receivable, less allowance of $95 and $114	1,457	1,544
Assets held for sale	6,779	8,809
Other	894	829
Total current assets	9,382	11,536
Property, plant and equipment, net of accumulated depreciation of $20,391 and $19,271	20,713	20,895
GOODWILL AND OTHER ASSETS
Goodwill	15,918	15,986
Other intangible assets, net	6,436	6,970
Other, net	2,368	2,606
Total goodwill and other assets	24,722	25,562
TOTAL ASSETS	$54,817	57,993
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$3,474	1,554
Accounts payable	1,009	758
Accrued expenses and other liabilities
Salaries and benefits	788	860
Income and other taxes	275	228
Current operating lease liabilities	396	385
Interest	184	278
Other	173	232
Liabilities held for sale	1,792	2,257
Current portion of deferred revenue	624	617
Total current liabilities	8,715	7,169
LONG-TERM DEBT	21,764	27,428
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	4,595	4,049
Benefit plan obligations, net	3,192	3,710
Other	3,974	3,797
Total deferred credits and other liabilities	11,761	11,556
STOCKHOLDERS' EQUITY
Common stock	1,035	1,024
Additional paid-in capital	18,221	18,972
Accumulated other comprehensive loss	(2,202)	(2,158)
Accumulated deficit	(4,477)	(5,998)
Total stockholders' equity	12,577	11,840
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$54,817	57,993

Lumen Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(UNAUDITED)
($ in millions)

	Nine months ended
	September 30, 2022	September 30, 2021
OPERATING ACTIVITIES
Net Income	$1,521	1,525
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,443	3,142
Gain on sale of business	(593)	—
Deferred income taxes	618	431
Provision for uncollectible accounts	99	80
Net gain on early retirement of debt	(9)	(8)
Unrealized loss on investments	197	9
Stock-based compensation	71	89
Changes in current assets and liabilities, net	(280)	(476)
Retirement benefits	(440)	(126)
Changes in other noncurrent assets and liabilities, net	141	207
Other, net	126	21
Net cash provided by operating activities	3,894	4,894
INVESTING ACTIVITIES
Capital expenditures	(2,183)	(2,052)
Proceeds from sale of business	2,707	—
Proceeds from sale of property, plant and equipment and other assets	67	90
Other, net	3	13
Net cash used in investing activities	594	(1,949)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	1,881
Payments of long-term debt	(3,899)	(2,604)
Net proceeds from (payments on) revolving line of credit	80	(150)
Dividends paid	(780)	(834)
Repurchases of common stock	—	(909)
Other, net	(33)	(52)
Net cash used in financing activities	(4,632)	(2,668)
Net increase in cash, cash equivalents and restricted cash	(144)	277
Cash, cash equivalents and restricted cash at beginning of period	409	427
Cash, cash equivalents and restricted cash at end of period	$265	704

Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$252	635
Cash and cash equivalents included in assets held for sale	—	39
Restricted cash	13	30
Total	$265	704

Lumen Technologies, Inc.
OPERATING METRICS
(UNAUDITED)

	September 30, 2022	June 30, 2022	September 30, 2021

Operating Metrics
Mass Markets broadband subscribers
(in thousands)
Fiber broadband subscribers	889	858	774
Other broadband subscribers(1)	3,367	3,519	3,815
Mass Markets total broadband subscribers(2)	4,256	4,377	4,589

Mass Markets broadband enabled
(in millions)
Fiber broadband enabled	3.3	3.1	2.7
Other broadband enabled	26.0	26.1	25.8
Mass Markets total broadband enabled	29.3	29.2	28.5

(1) Other broadband subscribers are customers that primarily subscribe to lower speed copper-based broadband services marketed under the CenturyLink brand.
(2) Mass Markets broadband subscribers are customers that purchase broadband connection service through their existing telephone lines, stand-alone telephone lines, or fiber-optic cables. Our methodology for counting our Mass Markets broadband subscribers includes only those lines that we use to provide services to external customers and excludes lines used solely by us and our affiliates. It also excludes unbundled loops and includes stand-alone Mass Markets broadband subscribers. We count lines when we install the service. Other companies may use different methodologies.

Description of Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

We use the term Special Items as a non-GAAP measure to describe items that impacted a period’s statement of operations for which investors may want to give special consideration due to their magnitude, nature or both. We do not call these items non-recurring because, while some are infrequent, others may recur in future periods.
Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Operations before income tax (expense) benefit, total other income (expense), depreciation and amortization, stock-based compensation expense and impairments.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of our internal reporting and are key measures used by management to evaluate profitability and operating performance of Lumen and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding Special Items) to compare our performance to that of our competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period our ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash stock compensation expense and impairments because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes, and in our view constitutes an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA further excludes the gain (or loss) on extinguishment and modification of debt and other income (expense), net, because these items are not related to the primary business operations of Lumen.

There are material limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from our calculations. Additionally, by excluding the above-listed items, Adjusted EBITDA may exclude items that investors believe are important components of our performance. Adjusted EBITDA and Adjusted EBITDA Margin (either with or without Special Items) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income, all as disclosed in the Statements of Cash Flows or the Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, because it reflects the operational performance of Lumen and, measured over time, enables management and investors to monitor the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure our cash performance as it excludes certain material items that investors may believe are important components of our cash flows. Comparisons of our Unlevered Cash Flow to that of some of our competitors may be of limited usefulness since Lumen does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, currently generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable, accounts payable, payroll and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash, cash equivalents and restricted cash in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of our ability to generate cash to service our debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure our performance as it excludes certain material items that investors may believe are important components of our cash flows. Comparisons of our Free Cash Flow to that of some of its competitors may be of limited usefulness since Lumen does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable, accounts payable, payroll and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash, cash equivalents and restricted cash on the Consolidated Statements of Cash Flows.

Lumen Technologies, Inc.
Non-GAAP Special Items
(UNAUDITED)
($ in millions)

	Actual QTD		Actual YTD
Special Items Impacting Adjusted EBITDA	3Q22	3Q21	3Q22	3Q21
Consumer and other litigation	$—	—	$(3)	19
Severance	—	—	2	—
Gain on sale of business(1)	(593)	—	(593)	—
Transaction and separation costs(2)	66	9	166	18
Real estate transactions(3)	—	(40)	—	(40)
Total Special Items impacting Adjusted EBITDA	$(527)	(31)	$(428)	(3)

	Actual QTD		Actual YTD
Special Items Impacting Net Income	3Q22	3Q21	3Q22	3Q21
Consumer and other litigation	$—	—	$(3)	19
Gain on sale of business(1)	(593)	—	(593)	—
Gain on early retirement of debt(4)	(9)	—	(9)	(8)
Severance	—	—	2	—
Transaction and separation costs(2)	66	9	166	18
Real estate transactions(3)	—	(40)	—	(40)
Income from transition and separation services(5)	(37)	—	(70)	—
Total Special Items impacting Net Income	(573)	(31)	(507)	(11)
Income tax effect of Special Items(6)	141	8	125	3
Total Special Items impacting Net Income, net of tax	$(432)	(23)	$(382)	(8)

(1) Reflects the pre-tax gain recorded in operating income as a result of completing the sale of our Latin American business for net cash proceeds of $2.7 billion, subject to certain post-closing adjustments, on August 1, 2022.

(2) Transaction and separation costs associated with (i) the recently completed sale of our Latin American business on August 1, 2022 to Stonepeak for $2.7 billion, (ii) the recently completed sale of our ILEC (incumbent local exchange carrier) business in 20 states on October 3, 2022 for $7.5 billion, and (iii) our evaluation of other potential transactions.

(3) Real estate transactions include the third quarter 2021 (gain) on sale of real estate, net of impairment charges or acceleration of costs associated with our real estate rationalization program.
(4) Reflects a gain as a result of $2.3 billion in early debt retirement in Q3 2022 and $1.1 billion in early debt retirement in Q1 2021. There were no comparable gains or losses during Q2 2022, Q1 2022, Q3 2021, or Q2 2021.

(5) Income from transition and separation services includes charges we billed for transition services and IT professional services provided to the purchasers in connection with our divestitures.
(6) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 24.6% for 2022 and 24.5% for 2021.

Lumen Technologies, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)
	Actual QTD
	3Q22	3Q21
Net cash provided by operating activities	$1,123	1,730
Capital expenditures	(845)	(690)
Free Cash Flow	278	1,040
Cash interest paid	393	400
Interest income	(6)	—
Unlevered Cash Flow	$665	$1,440

Free Cash Flow	$278	$1,040
Add back: Severance(1)	7	13
Add back: Consumer and other litigation(1)	—	11
Add back: Pension contributions(1)	319	—
Add back: Transaction and separation costs(1)	60	7
Add back: Real estate transactions(1)	—	1
Remove: Income from transition and separation services(1)	(44)	—
Free Cash Flow excluding cash Special Items	$620	$1,072

Unlevered Cash Flow	$665	$1,440
Add back: Severance(1)	7	13
Add back: Consumer and other litigation(1)	—	11
Add back: Pension contributions(1)	319	—
Add back: Transaction and separation costs(1)	60	7
Add back: Real estate transactions(1)	—	1
Remove: Income from transition and separation services(1)	(44)	—
Unlevered Cash Flow excluding cash Special Items	$1,007	$1,472

(1) Refer to Non-GAAP Special Items table for details of the Special Items impacting cash included above.

Lumen Technologies, Inc.
Adjusted EBITDA Non-GAAP Reconciliation
(UNAUDITED)
($ in millions)
	Actual QTD
	3Q22	3Q21
Net income	$578	544
Income tax expense	359	172
Total other expense, net	447	415
Depreciation and amortization expense	808	951
Stock-based compensation expense	23	27
Adjusted EBITDA	$2,215	2,109

Remove: Gain on sale of business(1)	$(593)	—
Add back: Transaction and separation costs(1)	66	9
Add back: Real estate transactions(1)	—	(40)
Adjusted EBITDA excluding Special Items	$1,688	2,078

Total revenue	$4,390	4,887

Adjusted EBITDA margin	50.5%	43.2%
Adjusted EBITDA margin excluding Special Items	38.5%	42.5%

(1) Refer to Non-GAAP Special Items table for details of the Special Items included above.

Outlook

To enhance the information in our outlook with respect to non-GAAP metrics, we are providing a range for certain GAAP measures that are components of the reconciliation of the non-GAAP metrics. The provision of these ranges is in no way meant to indicate that Lumen is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, Lumen has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While Lumen believes that it has used reasonable assumptions in connection with developing the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Lumen Technologies, Inc.
2022 OUTLOOK (1) (2) (3) (4) (5) (6)
(UNAUDITED)
($ in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2022
	Range
	Low	High
Net income	$1,385	1,875
Income tax expense	490	650
Total other expense	1,500	1,300
Depreciation and amortization expense	3,400	3,200
Stock-based compensation expense	125	75
Adjusted EBITDA	$6,900	$7,100

Free Cash Flow Outlook
Twelve Months Ended December 31, 2022
	Range
	Low	High
Net cash provided by operating activities	$5,200	5,600
Capital expenditures	(3,000)	(3,200)
Free Cash Flow	$2,200	2,400

(1) For definitions of non-GAAP metrics and reconciliation to GAAP figures, see the above schedules and our Investor Relations website.

(2) Outlook measures in this chart (i) exclude the effects of Special Items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (ii) speak only as of November 2, 2022. See “Forward-Looking Statements.”

(3) Outlook measures include accounting impacts of the recently completed divestiture of the Latin American business on August 1, 2022, as well as the October 3, 2022 divestiture of Lumen's 20-state ILEC business, resulting in 2022 financial contributions of three quarters for that business.

(4) Assumes no discretionary pension plan contributions during 2022 and excludes $319 million of pension plan contributions made in September 2022 related to the 20-state ILEC business divestiture.

(5) Third quarter 2022 year-to-date dividends paid were $0.75 per share. Dividend guidance has been withdrawn as of November 2, 2022 related to our updated capital allocation policy, and there will not be a dividend payment in the fourth quarter 2022.

(6) Excludes the impact of taxes related to our divestitures completed on August 1, 2022 and October 3, 2022.